EXHIBIT 23(a)




                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2002 Stock Option Plan of Peoples Bancorp, Inc. of our report dated February 20, 2002, with respect to the consolidated financial statements of Peoples Bancorp Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                          /s/ Ernst & Young LLP


Charleston, West Virginia
April 12, 2002